Exhibit 99.1

Albemarle Corporation and Subsidiaries
Consolidated Summary of Segment Results
(In Thousands) (Unaudited)

The Company’s chief operating decision maker uses adjusted EBITDA (as defined below) to assess the ongoing performance of the Company’s business segments and to allocate resources. We define adjusted EBITDA as earnings before interest and financing expenses, income tax expense, depreciation and amortization, as adjusted on a consistent basis for certain non-operating, non-recurring or unusual items in a balanced manner and on a segment basis. These non-operating, non-recurring or unusual items may include acquisition and integration-related costs, gains or losses on sales of businesses, restructuring charges, facility divestiture charges, certain litigation and arbitration costs and charges, non-operating pension and OPEB items and other significant non-recurring items. In addition, management uses adjusted EBITDA for business planning purposes and as a significant component in the calculation of performance-based compensation for management and other employees. We reported adjusted EBITDA because management believes it provides transparency to investors and enables period-to-period comparability of financial performance. Total adjusted EBITDA is a financial measure that is not required by, or presented in accordance with, the generally accepted accounting principles in the United States (“U.S. GAAP”). Adjusted EBITDA should not be considered as an alternative to Net (loss) income attributable to Albemarle Corporation, the most directly comparable financial measure calculated and reported in accordance with U.S. GAAP, or any other financial measure reported in accordance with U.S. GAAP.

	Three months ended				Year ended December 31, 2022
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Net sales:
Energy Storage	$463,704	$802,393	$1,414,053	$1,980,795	$4,660,945
Specialties	446,147	466,875	441,928	404,637	1,759,587
Ketjen	217,877	210,325	235,824	235,546	899,572
Total net sales	$1,127,728	$1,479,593	$2,091,805	$2,620,978	$7,320,104

Adjusted EBITDA:
Energy Storage	$285,247	$483,517	$1,084,643	$1,178,853	$3,032,260
Specialties	152,602	147,374	133,558	93,784	527,318
Ketjen	16,910	9,792	4,635	(2,605)	28,732
Corporate	(22,829)	(30,474)	(32,870)	(26,280)	(112,453)
Total adjusted EBITDA	$431,930	$610,209	$1,189,966	$1,243,752	$3,475,857

	Three months ended				Year ended December 31, 2021
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Net sales:
Energy Storage	$198,247	$243,839	$291,475	$333,869	$1,067,430
Specialties	361,176	356,243	345,537	361,241	1,424,197
Ketjen	220,243	148,344	193,554	199,094	761,235
All Other	49,625	25,470	—	—	75,095
Total net sales	$829,291	$773,896	$830,566	$894,204	$3,327,957

Adjusted EBITDA:
Energy Storage	$74,564	$80,454	$100,186	$116,180	$371,384
Specialties	126,512	121,633	111,242	109,449	468,836
Ketjen	25,427	21,164	33,103	27,247	106,941
All Other	21,479	8,379	—	—	29,858
Corporate	(17,928)	(37,002)	(26,962)	(24,153)	(106,045)
Total adjusted EBITDA	$230,054	$194,628	$217,569	$228,723	$870,974
See below for a reconciliation of adjusted EBITDA, the non-GAAP financial measure, from Net income attributable to Albemarle Corporation, the most directly comparable financial measure calculated and reporting in accordance with U.S. GAAP. For additional explanation of the adjustments from Net income attributable to Albemarle Corporation to adjusted EBITDA, see the Company’s previously furnished on Form 8-K, under Item 2.02, for the periods presented.

	Three months ended				Year ended December 31, 2022
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Net income attributable to Albemarle Corporation	$253,383	$406,773	$897,215	$1,132,445	$2,689,816
Depreciation and amortization	66,574	70,993	77,713	85,561	300,841
Loss on sale of interest in properties	8,400	—	—	—	8,400
Acquisition and integration related costs	1,724	5,375	2,145	7,015	16,259
Interest and financing expenses	27,834	41,409	29,691	24,039	122,973
Income tax expense	80,530	89,018	196,938	24,102	390,588
Non-operating pension and OPEB items	(5,280)	(5,038)	(5,027)	(41,687)	(57,032)
Other	(1,235)	1,679	(8,709)	12,277	4,012
Total Adjusted EBITDA	$431,930	$610,209	$1,189,966	$1,243,752	$3,475,857

	Three months ended				Year ended December 31, 2021
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Net income (loss) attributable to Albemarle Corporation	$95,677	$424,600	$(392,781)	$(3,824)	$123,672
Depreciation and amortization	62,260	61,423	62,082	68,235	254,000
Restructuring and other	774	766	754	733	3,027
(Gain) loss on sale of business/interest in properties	—	(429,408)	984	132,453	(295,971)
Acquisition and integration related costs	2,162	1,915	1,553	7,040	12,670
Interest and financing expenses	43,882	7,152	5,136	5,306	61,476
Income tax expense	22,107	106,985	(114,670)	15,024	29,446
Non-operating pension and OPEB items	(5,465)	(5,471)	(5,471)	(62,407)	(78,814)
Legal accrual	—	—	657,412	—	657,412
Albemarle Foundation contribution	—	20,000	—	—	20,000
Indemnification adjustments	—	—	—	39,381	39,381
Other	8,657	6,666	2,570	26,782	44,675
Total Adjusted EBITDA	$230,054	$194,628	$217,569	$228,723	$870,974
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